Exhibit 99.3

PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

The preliminary unaudited pro forma condensed consolidated balance sheet at March 31, 2010, combines the historical consolidated balance sheets of Max Capital Group Ltd. (“Max”) and Harbor Point Limited (“Harbor Point”), giving effect to the Amalgamation as if it had been consummated on March 31, 2010. The preliminary unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010 and year ended December 31, 2009, combines the historical consolidated statements of income of Max and Harbor Point giving effect to the Amalgamation as if it had occurred on January 1, 2009. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) attributable directly to the Amalgamation, (2) factually supportable, and (3) with respect to the statement of income, expected to have a continuing impact on the consolidated results. You should read this information in conjunction with:

•	the accompanying notes to the preliminary unaudited pro forma condensed consolidated financial information;

•	Max’s separate historical audited financial statements as of and for the year ended December 31, 2009, included in Max’s Annual Report on Form 10-K for the year ended December 31, 2009, as amended;

•	Harbor Point’s separate historical audited financial statements as of and for the year ended December 31, 2009, included in Exhibit 99.2 hereto;

•	Max’s separate historical interim financial information as of and for the three months ended March 31, 2010, included in Max’s Form 10-Q for the three months ended March 31, 2010; and

•	Harbor Point’s separate historical interim financial information as of and for the three months ended March 31, 2010, included in Exhibit 99.2 hereto.

The preliminary unaudited pro forma condensed consolidated financial information has been prepared for informational purposes only. The preliminary unaudited pro forma adjustments represent management’s estimates based on information available at this time. The preliminary unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Amalgamation been completed at the dates indicated. In addition, the preliminary unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company. The preliminary unaudited pro forma condensed consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions that may result from the Amalgamation.

The preliminary unaudited pro forma condensed consolidated financial information has been prepared using the acquisition method of accounting with Max treated as the accounting acquirer. Accordingly, Max’s cost to acquire Harbor Point has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at March 31, 2010. The allocation of the purchase price is preliminary and is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

Preliminary Unaudited Pro Forma Condensed Consolidated Balance Sheet

	At March 31, 2010
	Historical Max	Historical Harbor Point	Pro Forma Adjustments (Note 2)		Pro Forma Combined
	(dollars in millions)
ASSETS
Cash and cash equivalents	$690.2	$390.3	$(304.1	)(a)	$776.4
Fixed maturities, trading, at fair value	219.3	2,147.1	(2,147.1	)(b)	219.3
Fixed maturities, available for sale, at fair value	3,158.1	—	2,147.1	(b)	5,305.2
Fixed maturities, held to maturity, at amortized cost	954.7	—	—		954.7
Other investments, at fair value	322.2	147.8	—		470.0
Accrued interest income	51.9	16.7	—		68.6
Premiums receivable	617.6	362.9	(24.8	)(c)	955.7
Losses and benefits recoverable from reinsurers	1,023.2	15.4	(41.3	)(d)	997.3
Deferred acquisition costs	72.2	135.6	(135.6	)(e)	72.2
Prepaid reinsurance premiums	233.0	7.6	(35.4	)(f)	205.2
Other assets	131.8	264.0	(251.7	)(g)	144.1

Total assets	$7,474.2	$3,487.4	$(792.9)		$10,168.7

LIABILITIES
Property and casualty losses	$3,220.4	$762.5	$(41.3	)(h)	$3,941.6
Life and annuity benefits	1,306.9	—	—		1,306.9
Deposit liabilities	149.0	—	—		149.0
Funds withheld from reinsurers	139.0	—	—		139.0
Unearned property and casualty premiums	690.0	535.4	(171.0	)(i)	1,054.4
Reinsurance premiums payable	168.3	13.7	(24.8	)(j)	157.2
Accounts payable and accrued expenses	62.0	23.8	25.0	(k)	110.8
Trades pending settlement	35.0	25.9	—		60.9
Short term debt	—	200.0	—		200.0
Senior notes	90.5	—	—		90.5

Total liabilities	5,861.1	1,561.3	(212.1)		7,210.3

SHAREHOLDERS’ EQUITY
Preferred shares	—	—	—		—
Common shares	57.0	16.5	46.0	(l)	119.5
Additional paid-in capital	744.5	1,653.8	(223.3	)(m)	2,175.0
Accumulated other comprehensive income	49.8	—	—		49.8
Retained earnings	761.8	255.8	(403.5	)(n)	614.1

Total shareholders’ equity	1,613.1	1,926.1	(580.8)		2,958.4

Total liabilities and shareholders’ equity	$7,474.2	$3,487.4	$(792.9)		$10,168.7

See Accompanying Notes to the Preliminary Unaudited Pro Forma Condensed Consolidated Financial Information.

Preliminary Unaudited Pro Forma Condensed Consolidated Income Statement

	For the Three Months Ended March 31, 2010
	Historical Max	Historical Harbor Point	Pro Forma Adjustments (Note 2)		Pro Forma Combined
	(dollars in millions, except per share data)
Revenues:
Gross premiums written	$371.1	$306.6	$(0.9	)(o)	$676.8
Reinsurance premiums ceded	(153.2)	(7.1)	0.9	(o)	(159.4)

Net premiums written	217.9	299.5	—		517.4
Change in net unearned premiums	(23.7)	(155.4)	—		(179.1)

Net premiums earned	$194.2	$144.1	$—		$338.3
Net investment income	48.4	16.5	(3.0	)(p)	61.9
Net realized and unrealized gains (losses) on investments	6.4	18.6	(11.7	)(q)	13.3
Net impairment losses recognized in earnings	(0.4)	—	—		(0.4)
Other income	0.3	0.1	—		0.4

Total revenues	248.9	179.3	(14.7)		413.5

Expenses:
Net losses and loss expenses	125.0	91.7	—		216.7
Claims and policy benefits	17.7	—	—		17.7
Acquisition costs	24.2	29.8	—		54.0
Interest expense	4.9	0.3	—		5.2
Net foreign exchange (gains) losses	(2.5)	1.6	—		(0.9)
Merger and acquisition expenses	4.7	5.7	—		10.4
General and administrative expenses	36.5	14.4	—		50.9

Total expenses	210.5	143.5	—		354.0

Income (loss) before income taxes	38.4	35.8	(14.7)		59.5
Income tax expense (benefit)	2.0	2.3	(3.0	)(r)	1.3

Net income (loss)	$36.4	$33.5	$(11.7)		$58.2

Per share information
Earnings per share:
Basic (Note 3)	$0.64	$2.09			$0.50
Diluted (Note 3)	$0.63				$0.48
Weighted average number of common shares outstanding:
Basic (Note 3)	56,516,593	16,034,327			117,076,643
Diluted (Note 3)	57,383,748				121,193,020

See Accompanying Notes to the Preliminary Unaudited Pro Forma Condensed Consolidated Financial Information.

	For the Year Ended December 31, 2009
	Historical Max	Historical Harbor Point	Pro Forma Adjustments (Note 2)		Pro Forma Combined
	(dollars in millions, except per share data)
Revenues:
Gross premiums written	$1,375.0	$607.5	$(36.1	)(s)	$1,946.4
Reinsurance premiums ceded	(480.5)	(5.6)	36.1	(s)	(450.0)

Net premiums written	894.5	601.9	—		1,496.4
Change in net unearned premiums	(60.1)	(53.5)	—		(113.6)

Net premiums earned	$834.4	$548.4	$—		$1,382.8
Net investment income	169.7	70.6	(11.9	)(t)	228.4
Net realized and unrealized gains (losses) on investments	81.8	83.0	(73.9	)(u)	90.9
Net impairment losses recognized in earnings	(3.1)	—	—		(3.1)
Net realized gain on retirement of senior notes	0.1	—	—		0.1
Other income	2.9	1.3	—		4.2

Total revenues	1,085.8	703.3	(85.8)		1,703.3

Expenses:
Net losses and loss expenses	493.6	243.1	—		736.7
Claims and policy benefits	101.1	—	—		101.1
Acquisition costs	96.9	117.7	—		214.6
Interest expense	21.3	1.4	—		22.7
Net foreign exchange gains	(5.8)	(1.0)	—		(6.8)
Merger and acquisition expenses	(31.5)	—	—		(31.5)
General and administrative expenses	154.0	81.3	—		235.3

Total expenses	829.6	442.5	—		1,272.1

Income (loss) before income taxes	256.2	260.8	(85.8)		431.2
Income tax expense (benefit)	10.0	10.7	(7.0	)(v)	13.7

Net income (loss)	$246.2	$250.1	$(78.8)		$417.5

Per share information
Earnings per share:
Basic (Note 3)	$4.32	$15.62			$3.55
Diluted (Note 3)	$4.26				$3.51
Weighted average number of common shares outstanding:
Basic (Note 3)	57,006,908	16,011,246			117,479,783
Diluted (Note 3)	57,767,137				118,844,149

See Accompanying Notes to the Preliminary Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to the Preliminary Unaudited Pro Forma Condensed Consolidated Financial Information

Note 1—Basis of Pro Forma Presentation

On March 3, 2010, Harbor Point, Max and Alterra Holdings Limited entered into the Amalgamation agreement. The transaction will be treated as a business combination by Max of Harbor Point in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). In this Amalgamation, Max will issue the equity interests. Each Harbor Point common share will be exchanged for 3.7769 Max common shares.

The preliminary unaudited pro forma condensed consolidated balance sheet at March 31, 2010 reflects the Amalgamation as if it occurred on March 31, 2010. The preliminary unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010 and year ended December 31, 2009 reflects the Amalgamation as if it occurred on January 1, 2009. The pro forma adjustments herein reflect an exchange ratio of 3.7769 Max common shares for each of the 16,542,522 outstanding Harbor Point common shares (including 434,730 unvested restricted shares) at March 31, 2010 (see Note 3).

The share price used in determining the preliminary estimated purchase price is based on the closing price of Max common shares on May 12, 2010. The preliminary estimated purchase price also includes the fair value of the Harbor Point options, Harbor Point warrants and restricted Harbor Point common shares, and is calculated as follows:

Number of Harbor Point common shares (including unvested restricted Harbor Point common shares) outstanding as of March 31, 2010	16,542,522
Exchange ratio	3.7769
Total Max common shares issued	62,479,451
Closing price of Max common shares on May 12, 2010	$22.98

Estimated purchase price before adjustments for stock based compensation (in millions)	$1,435.8
Estimated fair value of approximately 581,050 Harbor Point options and 2,350,049 Harbor Point warrants outstanding as of March 31, 2010 (in millions)	$96.2
Unrecognized compensation on unvested Harbor Point options and restricted Harbor Point common shares (in millions)	$(39.0)

Estimated purchase price (in millions)	$1,493.0

The preliminary estimated purchase price has been allocated as follows based upon acquisition accounting adjustments as of March 31, 2010 (in millions):

Net book value of net assets acquired prior to fair value adjustments(1)	$1,926.1
Preliminary adjustments for fair value:
Adjustment to deferred acquisition costs(2)	(135.6)
Adjustment to goodwill(3)	(251.7)
Adjustment to unearned property and casualty premiums(4)	135.6

Preliminary fair value of net assets acquired	$1,674.4
Estimated purchase price	$1,493.0

Preliminary estimate of negative goodwill(5)	$(181.4)

(1)	Represents historical net book value of Harbor Point.
(2)	Represents adjustment to reduce the deferred acquisition costs of Harbor Point to their estimated fair value at March 31, 2010.
(3)	Represents adjustment to reduce Harbor Point’s goodwill asset to zero.
(4)	Represents the estimated fair value of the profit within Harbor Point’s unearned property and casualty premiums. In determining the adjustment, Max’s management estimated the loss ratio, the risk premium and the related operating expenses associated with Harbor Point’s net unearned property and casualty premiums.
(5)	Represents pro forma negative goodwill. This pro forma amount is recorded as a gain on bargain purchase upon closing of the Amalgamation and accordingly is reflected as an increase in retained earnings in the March 31, 2010 pro forma balance sheet.

The price of Max common shares used in preparing these unaudited pro forma condensed consolidated financial statements was $22.98, the closing price of Max common shares on May 12, 2010. The effect of an increase (decrease) of $1.00 per Max common share would be to decrease (increase) the pro forma negative goodwill and to increase (decrease) additional paid-in capital by $62.5 million reflecting the increase (decrease) in the estimated purchase price. There would be no impact on the pro forma book value per share and pro forma basic or diluted earnings per share.

The preliminary unaudited pro forma condensed consolidated financial information presented herein is not necessarily indicative of the results of operations or the consolidated financial position that would have resulted had the Amalgamation been completed at the dates indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined company.

The preliminary unaudited pro forma condensed consolidated financial information has been prepared assuming that the Amalgamation is accounted for under the acquisition method of accounting, which we refer to as “acquisition accounting,” with Max as the acquiring entity. Accordingly, under acquisition accounting, the assets, liabilities and commitments of Harbor Point are adjusted to their fair value. For purposes of this preliminary unaudited pro forma condensed consolidated financial information, consideration has also been given to the impact of conforming Harbor Point’s accounting policies to those of Max. Additionally, certain amounts in the historical consolidated financial statements of Max and Harbor Point have been reclassified to conform to the combined company pro forma financial statement presentation. The preliminary unaudited pro forma condensed consolidated financial information does not give consideration to the impact of possible revenue enhancements, expense efficiencies, synergies or asset dispositions. Also, possible adjustments related to restructuring charges are yet to be determined and are not reflected in the preliminary unaudited pro forma condensed consolidated financial information. Charges or credits not expected to have a continuing impact and the related tax effects which result directly from the transaction and which will be included in income within 12 months succeeding the transaction were not considered in the preliminary unaudited pro forma condensed consolidated income statement. Accordingly, the estimated gain of $181.4 million as a result of negative goodwill associated with the excess of fair market value of assets and liabilities over the estimated purchase price is not included in the preliminary unaudited pro forma condensed consolidated income statement, but is included in the preliminary unaudited pro forma condensed consolidated balance sheet.

The preliminary unaudited pro forma adjustments represent Max management’s estimates based on information available at this time. Actual adjustments to the consolidated balance sheet and income statement will differ, perhaps materially, from those reflected in this preliminary unaudited pro forma condensed consolidated financial information because the assets and liabilities of Harbor Point will be recorded at their respective fair values on the date the Amalgamation closes, and the preliminary assumptions used to estimate these fair values may change between now and the completion of the Amalgamation.

The preliminary unaudited pro forma adjustments included herein are subject to other updates as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the Amalgamation closes and after completion of a thorough analysis to determine the fair values of Harbor Point’s tangible and identifiable intangible assets and liabilities. Accordingly, the final acquisition accounting adjustments, including conforming of Harbor Point’s accounting policies to those of Max, could be materially different from the preliminary unaudited pro forma adjustments presented herein. Any increase or decrease in the fair value of Harbor Point’s assets, liabilities, commitments, contracts and other items as compared to the information shown herein will change the purchase price allocable to negative goodwill and may impact the consolidated income statement due to adjustments in yield and/or amortization or accretion related to the adjusted assets or liabilities.

Note 2—Pro Forma Adjustments

The pro forma adjustments related to the preliminary unaudited pro forma condensed consolidated balance sheet at March 31, 2010, assume the Amalgamation took place on March 31, 2010. The pro forma adjustments to the preliminary unaudited pro forma condensed consolidated income statements for the three months ended March 31, 2010 and year ended December 31, 2009, assumes the Amalgamation took place on January 1, 2009.

The following pro forma adjustments result from the allocation of the purchase price for the acquisition based on the fair value of the assets, liabilities and commitments acquired from Harbor Point. The amounts and descriptions related to the preliminary adjustments are as follows:

Increase (Decrease) as of March 31, 2010
(dollars in millions)
Preliminary Unaudited Pro Forma Condensed Consolidated Balance Sheet
Assets
a) Adjustment to reflect the intended special dividend on Max common shares, restricted stock units and certain Harbor Point options	$(304.1)
b) Adjustment to reclassify fixed maturity investments from “trading” to “available for sale,” to conform with Max’s accounting policy for fixed maturity investments	(2,147.1)
2,147.1
c) Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	(24.8)
d) Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	(41.3)
e) Adjustment to reflect deferred acquisition costs at their estimated fair value	(135.6)
f) Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	(35.4)
g) Adjustment to reduce Harbor Point’s goodwill asset to zero	(251.7)

$(792.9)

Liabilities
h) Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	$(41.3)
i) Unearned property and casualty premiums
i. Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	(35.4)
ii. Adjustment to reflect unearned property and casualty premiums at their estimated fair value	(135.6)

(171.0)

j) Adjustment to eliminate intercompany reinsurance balances between Max and Harbor Point	(24.8)
k) Adjustment to reflect the estimated liability for Amalgamation-related transaction costs	25.0

$(212.1)

Increase (Decrease) as of March 31, 2010
(dollars in millions)
Shareholders’ Equity
l) Common shares
i. Adjustment to reflect the elimination of Harbor Point common shares	$(16.5)
ii. Adjustment to reflect the issuance of Max common shares	62.5

46.0

m) Additional paid-in capital
i. Adjustment to reflect the elimination of Harbor Point’s additional paid-in capital	(1,653.8)
ii. Adjustment to reflect the issuance of Max common shares	1,469.5
iii. Unearned compensation expense on unvested Harbor Point options and restricted shares	(39.0)

(223.3)

n) Retained earnings
i. Adjustment to reflect the elimination of Harbor Point’s retained earnings	(255.8)
ii. Adjustment to reflect the gain related to the negative goodwill	181.4
iii. Adjustment to reflect the estimated Amalgamation-related transaction costs	(25.0)
iv. Adjustment to reflect the intended special dividend	(304.1)

(403.5)

$(580.8)

Increase (Decrease) Three Months Ended March 31, 2010
(dollars in millions)
Preliminary Unaudited Pro Forma Condensed Consolidated Income Statement
Revenues
o) Adjustment to eliminate intercompany reinsurance transactions between Max and Harbor Point	$(0.9 0.9)
p) Adjustment to reduce net investment income for the impact of the contemplated post-closing dividend and Amalgamation-related transaction costs, assuming a 3.6% investment yield	(3.0)
q) Adjustment to reclassify unrealized gains on fixed maturity investments to other comprehensive income, to conform to Max’s accounting policy for fixed maturity investments	(11.7)

(14.7)

Losses and Expenses
r) Adjustment to reflect the tax impact of the foregoing adjustments	(3.0)

(3.0)

$(11.7)

Increase (Decrease) Year Ended December 31, 2009
(dollars in millions)
Preliminary Unaudited Pro Forma Condensed Consolidated Income Statement
Revenues
s) Adjustment to eliminate intercompany reinsurance transactions between Max and Harbor Point	$(36.1 36.1)
t) Adjustment to reduce net investment income for the impact of the contemplated post-closing dividend and Amalgamation-related transaction costs, assuming a 3.6% investment yield	(11.9)
u) Adjustment to reclassify unrealized gains on fixed maturity investments to other comprehensive income, to conform to Max’s accounting policy for fixed maturity investments	(73.9)

(85.8)

Losses and Expenses
v) Adjustment to reflect the tax impact of the foregoing adjustments	(7.0)

(7.0)

$(78.8)

Certain other assets and liabilities of Harbor Point will also be subject to adjustment to their respective fair values at the time of the Amalgamation. Pending further analysis, no pro forma adjustments are included herein for these assets and liabilities.

Note 3—Shares Outstanding, Weighted Average Shares and Per Share Amounts

At March 31, 2010, Max computed pro forma diluted book value per share using the treasury stock method, where the proceeds received upon the exercise of dilutive options and warrants would be used by Max to repurchase shares from the market with the net common shares from exercise remaining outstanding.

At March 31, 2010
Harbor Point common shares (including unvested restricted Harbor Point common shares) outstanding	16,542,522
Exchange ratio	3.7769
Max common shares issued by Max at closing of the Amalgamation	62,479,451
Historical Max common shares outstanding	56,979,568
Max common shares issued on the accelerated vesting of certain Max restricted stock units	297,548

Pro forma Max common shares outstanding	119,756,567
Dilutive effect of Harbor Point options, adjusted by the exchange ratio	—
Dilutive effect of Harbor Point warrants, adjusted by the exchange ratio	1,074,845
Dilutive effect of Max options	337,542
Dilutive effect of Max warrants	292,227
Dilutive effect of Max unvested restricted stock units	159,370
Pro forma diluted Max common shares outstanding	121,620,551
Pro forma combined shareholders’ equity (in millions)	$2,958.4
Pro forma Max book value per common share	$24.70

Pro forma Max diluted book value per common share	$24.32

These pro forma adjustments assume that upon payment of the intended special dividend on or before December 31, 2010, all outstanding Max options and outstanding Harbor Point options that vest after December 31, 2010, will have their respective exercise prices equitably adjusted to account for the special dividend. In addition, these pro forma adjustments assume that upon payment of the intended special dividend, certain of the combined company warrants will be entitled to have their respective exercise prices equitably adjusted to account for the special dividend. The dilutive effect of these adjustments has been included in the pro forma Max diluted book value per common share and the pro forma Max diluted earnings per share. Assuming the intended special dividend is paid on or before December 31, 2010, Harbor Point options that will be vested on or before December 31, 2010 will receive a cash payment equal to the amount of the per share special dividend.

For the three months ended March 31, 2010, the pro forma earnings per share data has been computed based on the combined historical income of Max and Harbor Point and the impact of acquisition accounting adjustments. Weighted average shares outstanding were calculated using Max’s historical weighted average common shares outstanding and Harbor Point’s weighted average common shares outstanding multiplied by the exchange ratio.

For the Three Months Ended March 31, 2010
Historical Harbor Point basic weighted average common shares outstanding	16,034,327
Exchange ratio	3.7769

Pro forma Harbor Point basic weighted average common shares outstanding	60,560,050
Historical Max basic weighted average common shares outstanding	56,516,593

Pro forma Max basic weighted average common shares outstanding	117,076,643
Pro forma Max diluted weighted average common shares outstanding	121,193,020
Pro forma combined net income (in millions)	$58.2
Pro forma Max basic earnings per share	$0.50

Pro forma Max diluted earnings per share	$0.48

For the year ended December 31, 2009, the pro forma earnings per share data has been computed based on the combined historical income of Max and Harbor Point and the impact of acquisition accounting adjustments. Weighted average shares outstanding were calculated using Max’s historical weighted average common shares outstanding and Harbor Point’s weighted average common shares outstanding multiplied by the exchange ratio.

For the year ended December 31, 2009
Historical Harbor Point basic weighted average common shares outstanding	16,011,246
Exchange ratio	3.7769

Pro forma Harbor Point basic weighted average common shares outstanding	60,472,875
Historical Max basic weighted average common shares outstanding	57,006,908

Pro forma Max basic weighted average common shares outstanding	117,479,783
Pro forma Max diluted weighted average common shares outstanding	118,844,149
Pro forma combined net income (in millions)	$417.5
Pro forma Max basic earnings per share	$3.55

Pro forma Max diluted earnings per share	$3.51

Note 4—Stock based compensation

Upon the closing, all Harbor Point share-based awards granted during 2008 and 2009 will vest on the earlier of the second anniversary date of the closing or the original vesting date of the award. The remaining Harbor Point awards will vest in accordance with the original terms of the awards.